Leonardo DRS Announces Financial Results for
Third Quarter 2023

•Revenue: $703 million
•Net Earnings: $47 million
•Adjusted EBITDA: $82 million
•Diluted EPS: $0.18
•Adjusted Diluted EPS: $0.20
•Bookings: $1.1 billion (book-to-bill ratio of 1.5x)
•Backlog: $4.7 billion
•Subsequent to Q3, the company was awarded an over $3 billion contract for the electric power and propulsion system on the remaining seven Columbia Class submarines
•Updates 2023 guidance to narrow the ranges for revenue and adjusted EBITDA and raise the range for adjusted diluted EPS

ARLINGTON, Va., (BUSINESS WIRE) November 2, 2023 — Leonardo DRS, Inc. (Nasdaq and TASE: DRS), a leading provider of advanced defense technologies, today reported financial results for the third quarter 2023, which ended September 30, 2023.

CEO Commentary
“Leonardo DRS delivered another quarter of excellent results as evidenced by our accelerating organic growth, robust bookings and solid profit generation. The strength of our diverse and differentiated technology, customer and program portfolio is clearly reflected in our financial results. Furthermore, our consistent execution throughout the year positions us well to meet our full year commitments,” said Bill Lynn, Chairman and CEO of Leonardo DRS.

Summary Financial Results

(In millions, except per share amounts)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Revenues	$703	$634	11%	$1,900	$1,873	1%

Net Earnings	$47	$279	(83%)	$94	$340	(72%)
Diluted WASO	265.000	210.445		263.675	210.445
Diluted Earnings Per Share (EPS)	$0.18	$1.33	(87%)	$0.36	$1.62	(78%)

Non-GAAP Financial Measures (1)
Adjusted EBITDA	$82	$58	41%	$193	$198	(3%)
Adjusted EBITDA Margin	11.7%	9.2%	250 bps	10.2%	10.6%	(40) bps

Adjusted Net Earnings	$53	$25	112%	$111	$98	13%
Adjusted Diluted EPS	$0.20	$0.12	67%	$0.42	$0.47	(11%)

(1) The company reports its financials in accordance with U.S. generally accepted accounting principles (“GAAP”). Information about the company’s use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with U.S. GAAP, is provided under "Non-GAAP Financial Measures."

Revenue growth accelerated to 11% for the third quarter compared to last year. Strong performance on naval power and computing programs bolstered Q3 revenues. Additionally, quarterly revenue growth benefited from a small inorganic tailwind from RADA which added one point to the year-over-year compare.

Better program execution, favorable mix and higher volumes were all key drivers in the robust year-over-year adjusted EBITDA growth and adjusted EBITDA margin expansion for the third quarter.

Quarterly net earnings and diluted EPS were down compared to last year due to an unfavorable compare. Recall that Q3 2022 net earnings and diluted EPS contained a one-time net (after tax) gain of approximately $270 million related to the divestitures of our Global Enterprise Solutions (GES) business and our Advanced Acoustic Concepts Joint Venture.

Strong operational performance coupled with a tax tailwind related to research and development credits drove increases to adjusted net earnings and adjusted diluted EPS in the quarter.

Both diluted EPS and adjusted diluted EPS year-over-year compares continue to reflect a significantly higher share count that resulted from our all stock merger with RADA in November 2022.

Cash Flow and Balance Sheet
Net cash flow generated by operating activities was $36 million for the third quarter. The company's free cash flow generation was $21 million in the quarter.

At quarter end, the balance sheet had $47 million of cash and $327 million of outstanding borrowings under the company’s credit facility, which still leaves the company with sufficient financial capacity to deploy capital for growth, while maintaining a healthy balance sheet.

Bookings and Backlog

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Bookings	$1,055	$874	$2,502	$2,304
Book-to-Bill	1.5x	1.4x	1.3x	1.2x
Backlog	$4,719	$3,138	$4,719	$3,138

The company received $1.1 billion in new funded awards during the quarter. Robust bookings were driven by the increased demand for the company’s ground vehicle and dismounted soldier sensing, force protection, tactical communications and naval computing solutions. At quarter end, backlog stood at a record level of $4.7 billion, representing a 50% increase year-over-year.

Segment Results
Advanced Sensing and Computing (“ASC”) Segment

(Dollars in millions)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Revenues	$431	$408	6%	$1,226	$1,248	(2%)
Adjusted EBITDA	$48	$36	33%	$121	$125	(3%)
Adjusted EBITDA Margin	11.1%	8.8%	230 bps	9.9%	10.0%	(10) bps
Bookings	$820	$700		$1,693	$1,573
Book-to-Bill	1.9x	1.7x		1.4x	1.3x

ASC bookings were meaningfully ahead of expectations with clear demand for the company’s ground and dismounted soldier sensing, tactical communications as well as naval and ground network computing technologies. The majority of the year-over-year increase in ASC revenues were attributable to growth on naval and ground network computing as well as tactical communications programs. Net inorganic contribution from RADA was incremental to the solid organic performance of the segment. Adjusted EBITDA and adjusted EBITDA margin for the third quarter increased compared to last year as a result of better program execution, favorable mix and slightly higher volume.

Integrated Mission Systems (“IMS”) Segment

(Dollars in millions)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Revenues	$277	$229	21%	$692	$634	9%
Adjusted EBITDA	$34	$22	55%	$72	$73	(1%)
Adjusted EBITDA Margin	12.3%	9.6%	270 bps	10.4%	11.5%	(110) bps
Bookings	$235	$174		$809	$731
Book-to-Bill	0.8x	0.8x		1.2x	1.2x

IMS bookings were propelled by demand for our force protection solutions. Strong execution in our naval power and propulsion business drove the revenue growth for the segment. Additionally, the increases in adjusted EBITDA and adjusted EBITDA margin for the third quarter were driven by better program execution and higher volume coming particularly from our Columbia Class and other naval power programs.

2023 Guidance
Leonardo DRS is updating its 2023 guidance as specified in the table below:

Measure	Current 2023 Guidance	Prior 2023 Guidance
Revenue	$2,735 million - $2,785 million	$2,725 million - $2,800 million
Adjusted EBITDA	$319 million - $325 million	$318 million - $328 million
Tax Rate	13%	19%
Diluted Shares Outstanding	266 million	266 million
Adjusted Diluted EPS	$0.70 - $0.72	$0.66 - $0.69

The company does not provide a reconciliation of forward-looking adjusted EBITDA and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measures without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results.

Conference Call
Leonardo DRS management will host a conference call beginning at 10:00 a.m. ET on November 2, 2023 to discuss the financial results for its third quarter 2023.

A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leonardo DRS Investor Relations website (https://investors.leonardodrs.com).

A replay of the conference call will be available on the Leonardo DRS website approximately 2 hours after the conclusion of the conference call.

About Leonardo DRS
Headquartered in Arlington, VA, Leonardo DRS, Inc. is an innovative and agile provider of advanced defense technology to U.S. national security customers and allies around the world. We specialize in the design, development and manufacture of advanced sensing, network computing, force protection, and electric power and propulsion, and other leading mission-critical technologies. Our innovative people are leading the way in developing disruptive technologies for autonomous, dynamic, interconnected, and multi-domain capabilities to defend against new and emerging threats. For more information and to learn more about our full range of capabilities, visit www.LeonardoDRS.com.

Leonardo DRS Contacts

Investors	Media
Steve Vather	Michael Mount
VP, Investor Relations & Corporate Finance	VP, Communications & Public Affairs
+1 703 409 2906	+1 571 447 4624
stephen.vather@drs.com	mmount@drs.com

Forward-Looking Statements
In this press release, when using the terms the “company”, “DRS”, “we”, “us” and “our,” unless otherwise indicated or the context otherwise requires, we are referring to Leonardo DRS, Inc. This press release contains forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “guidance,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this press release and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: disruptions or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act; significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly; any failure to comply with the proxy agreement with the U.S. Department of Defense; failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners operate; the effect of inflation on our supply chain and/or our labor costs; our mix of fixed-price, cost-plus and time-and-material type contracts and any resulting impact on our cash flows due to cost overruns; failure to properly comply with various covenants of the agreements governing our debt could negatively impact our business; our dependence on U.S. government contracts, which often are only partially funded and are subject to immediate termination, some of which are classified, and the concentration of our customer base in the U.S. defense industry; our use of estimates in pricing and accounting for many of our programs that are inherently uncertain and which may not prove to be accurate; our ability to realize the full value of our backlog; our ability to predict future capital needs or to obtain additional financing if we need it; our ability to respond to the rapid technological changes in the markets in which we compete; the effect of global and regional economic downturns and rising interest rates; our ability to meet the requirements of being a public company; our ability to maintain an effective system of internal control over financial reporting; our inability to appropriately manage our inventory; our inability to fully realize the value of our total estimated contract value or bookings; our ability to compete efficiently, including due to U.S. government organizational conflict of interest rules which may limit new contract opportunities or require us to wind down existing contracts; our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services; preferences for set-asides for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor; any failure to meet our contractual obligations including due to potential impacts to our business from supply chain risks, such as longer lead times and shortages of electronics and other components; any security breach, including any cyber-attack, cyber intrusion, insider threat, or other significant disruption of our IT networks and related systems as well as any act of terrorism or other threat to our physical security and personnel; our ability to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology, including our ability to avoid infringing upon the intellectual property of third parties or prevent third parties from infringing upon our own intellectual property; the conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate which may impact our reputation and ability to do business; our compliance with environmental laws and regulations, and any environmental liabilities that may affect our reputation or financial position; the outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved; various geopolitical and economic factors, laws and regulations including the Foreign Corrupt Practices Act, the Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations, and those that we are exposed to as a result of our international business; geopolitical conflicts, including the war in Israel have the potential to evolve quickly creating uncertainty in the world and broader Middle East region specifically, along with the potential for disruptions to our Israeli operations including but not limited to workforce calls for duty, transportation and other logistical impacts and reduced customer confidence; our ability to obtain export licenses necessary to conduct certain operations abroad, including any attempts by Congress to prevent proposed sales to certain foreign governments; our ability to attract and retain technical and other key personnel; the occurrence of prolonged work stoppages; the unavailability or inadequacy of our insurance coverage, customer indemnifications or other liability protections to cover all of our significant risks or to pay for material losses we incur; future changes in U.S. tax laws and regulations or interpretations thereof; certain limitations on our ability to use our net operating losses to offset future taxable income; termination of our leases or our inability to renew our leases on acceptable terms; changes in estimates used in accounting for our pension plans, including in respect of the funding status thereof; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; adverse consequences from any acquisitions such as operating difficulties, dilution and other harmful consequences or any modification, delay or prevention of any future acquisition or investment activity by the Committee on Foreign Investment in the United States; natural disasters or other significant disruptions; or any conflict of interest that may arise because Leonardo US Holding, LLC, our majority stockholder, or Leonardo S.p.A., our ultimate majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us, and their significant ownership in us may discourage change of control transactions (our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A); or our obligations to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business.

You should read this press release completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this filing, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed in our latest SEC filings under “Risk Factors” of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the investor relations section of our website https://www.leonardodrs.com, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the discussion of these factors to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Consolidated Statements of Earnings (Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Products	$651	$580	$1,761	$1,670
Services	52	54	139	203
Total revenues	703	634	1,900	1,873
Cost of revenues:
Products	(504)	(461)	(1,365)	(1,328)
Services	(37)	(43)	(97)	(154)
Total cost of revenues	(541)	(504)	(1,462)	(1,482)
Gross profit	162	130	438	391
General and administrative expenses	(96)	(101)	(286)	(261)
Amortization of intangibles	(5)	(3)	(16)	(7)
Other operating (expenses) income, net	(2)	350	(10)	351
Operating earnings	59	376	126	474
Interest expense	(10)	(9)	(27)	(27)
Other, net	(1)	—	(2)	—
Earnings before taxes	48	367	97	447
Income tax provision	1	88	3	107
Net earnings	$47	$279	$94	$340

Net earnings per share from common stock:
Basic earnings per share	$0.18	$1.33	$0.36	$1.62
Diluted earnings per share	$0.18	$1.33	$0.36	$1.62

Consolidated Balance Sheets (Unaudited)

(Dollars in millions)	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$47	$306
Accounts receivable, net	200	166
Contract assets	1,061	872
Inventories	383	319
Prepaid expenses	17	20
Other current assets	32	24
Total current assets	1,740	1,707
Noncurrent assets:
Property, plant and equipment, net	399	404
Intangible assets, net	156	172
Goodwill	1,236	1,236
Deferred tax assets	87	66
Other noncurrent assets	95	92
Total noncurrent assets	1,973	1,970
Total assets	$3,713	$3,677
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$132	$29
Accounts payable	328	457
Contract liabilities	258	233
Other current liabilities	233	323
Total current liabilities	951	1,042
Noncurrent liabilities:
Long-term debt	351	365
Pension and other postretirement benefit plan liabilities	35	45
Deferred tax liabilities	8	—
Other noncurrent liabilities	126	98
Total noncurrent liabilities	$520	$508
Shareholders' equity:
Preferred stock, $0.01 par value: 10,000,000 shares authorized; none issued	$—	$—
Common stock, $0.01 par value: 350,000,000 shares authorized; 262,039,337 shares issued	3	3
Additional paid-in capital	5,166	5,147
Accumulated deficit	(2,880)	(2,974)
Accumulated other comprehensive loss	(47)	(49)
Total shareholders' equity	2,242	2,127
Total liabilities and shareholders' equity	$3,713	$3,677

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in millions)	Nine Months Ended
	September 30,
	2023	2022
Operating activities
Net earnings	$94	$340
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	63	48
Deferred income taxes	(13)	10
Gain from sale of business	—	(350)
Other	13	—
Changes in assets and liabilities:
Accounts receivable	(34)	(17)
Contract assets	(189)	(174)
Inventories	(64)	(43)
Prepaid expenses	3	—
Other current assets	(8)	(2)
Other noncurrent assets	13	10
Defined benefit obligations	(8)	(4)
Other current liabilities	(82)	83
Other noncurrent liabilities	6	(3)
Accounts payable	(129)	(180)
Contract liabilities	25	36
Net cash used in operating activities	($310)	($246)
Investing activities
Capital expenditures	(42)	(35)
Proceeds from sales of businesses	—	483
Net cash (used in) provided by investing activities	($42)	$448
Financing activities
Net decrease in third party borrowings (maturities of 90 days or less)	(11)	(12)
Repayment of third party debt	(454)	—
Borrowings of third party debt	555	—
Repayment of related party debt	—	(640)
Borrowings from related parties	—	675
Dividend to US Holding	—	(396)
Proceeds from stock issuance	8	—
Cash outlay to reacquire equity instruments	(1)	—
Other	(4)	(6)
Net cash provided by (used in) financing activities	$93	($379)
Net decrease in cash and cash equivalents	($259)	($177)
Cash and cash equivalents at beginning of year	306	240
Cash and cash equivalents at end of period	47	63

Non-GAAP Financial Measures (Unaudited)
In addition to the results reported in accordance with U.S. GAAP included throughout this document, the company has provided information regarding “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Earnings,” “Adjusted Diluted Earnings Per Share” and “Free Cash Flow” (each, a non-GAAP financial measure).

We believe the non-GAAP financial measures presented in this document will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

Adjusted EBITDA and Adjusted EBITDA Margin are defined as net earnings before income taxes, interest expense, amortization of acquired intangible assets, depreciation, deal related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals, COVID-19 response costs and foreign exchange impacts) and gain on sale of dispositions, then in the case of adjusted EBITDA margin dividing adjusted EBITDA by revenues.

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net earnings	$47	$279	$94	$340
Income tax provision	1	88	3	107
Interest expense	10	9	27	27
Amortization of intangibles	5	3	16	7
Depreciation	16	14	47	41
Deal related transaction costs	1	16	4	26
Restructuring costs	2	—	10	—
Other one-time non-operational events	—	(1)	(8)	—
Gain on sale of dispositions	—	(350)	—	(350)
Adjusted EBITDA	$82	$58	$193	$198
Adjusted EBITDA Margin	11.7%	9.2%	10.2%	10.6%

Adjusted Net Earnings and Adjusted Diluted EPS are defined as net earnings excluding amortization of acquired intangible assets, deal related transaction costs, restructuring costs, other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals, COVID-19 response costs and foreign exchange impacts), gain on sale of dispositions (net of taxes) and the related tax impact from net earnings, then in the case of adjusted diluted EPS dividing adjusted net earnings by the diluted weighted average shares outstanding.

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net earnings	$47	$279	$94	$340
Amortization of intangibles	5	3	16	7
Deal related transaction costs	1	16	4	26
Restructuring costs	2	—	10	—
Other one-time non-operational events	—	(1)	(8)	—
Gain on sale of dispositions, net of taxes	—	(270)	—	(270)
Tax effect of adjustments (1)	(2)	(2)	(5)	(5)
Adjusted Net Earnings	$53	$25	$111	$98

Per share information
Diluted weighted average common shares	265.000	210.445	263.675	210.445

Diluted earnings per share	$0.18	$1.33	$0.36	$1.62
Adjusted Diluted EPS	$0.20	$0.12	$0.42	$0.47

(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.

Free Cash Flow is defined as the sum of the cash flows provided by (used in) operating activities, transaction related expenditures (net of tax), capital expenditures and proceeds from sale of assets.

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$36	($4)	($310)	($246)
Transaction related expenditures, net of tax	1	14	17	19
Capital expenditures	(15)	(13)	(42)	(35)
Proceeds from sales of assets	(1)	—	—	—
Free Cash Flow	$21	($3)	($335)	($262)